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                                                                    EXHIBIT 10-P


                       AGREEMENT AND RELEASE OF ALL CLAIMS

      This Agreement, entered into as of the date written by Employee's signature below, is by and between Veritas DGC Inc. ("Veritas"), a Delaware corporation, and Richard C. White ("Employee"). (As used in this Agreement, the term "Veritas" includes Veritas DGC Inc. and its subsidiaries).

      Veritas and Employee agree as follows:

      Section 1. Within thirty days of the Effective Date, as defined below, Veritas shall pay Employee the following amounts:

      o A lump sum equal to $660,000 (This amount represents two years of Employee's annual base salary);

      o A lump sum equal to $50,000 [This amount represents the incentive compensation due Employee, if any, in accordance with Section 5.c.ii of the Employment Agreement between Veritas and Employee effective January 24, 2000 (the "Employment Agreement")] ;

      o     Employee's regular base salary prorated through the Effective Date;

      o     Employee's vacation pay accrued as of the Effective Date; and

      o Any expense reimbursement owed to Employee under Section 2.g. of the Employment Agreement.

All of the above amounts shall be REDUCED by applicable taxes and withholding.

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      Section 2. Employee's termination from employment shall be effective at the close of business on the Effective Date. The EFFECTIVE DATE as used in this Agreement means July 24, 2000.

      Section 3. Employee agrees to release Veritas from certain claims he has or may have against Veritas as of the date he signs this Agreement. The claims he is releasing are the following:

      o Any claims under any bonus or incentive plans except as otherwise provided in Section 1 of this Agreement;

      o Any claims arising under the Age Discrimination in Employment Act of 1967 as amended (29 U.S.C. Section 621, et seq.) (the Age Discrimination in Employment Act of 1967 prohibits, in general, discrimination against employees on the basis of age);

      o Any claims arising under Title VII of the Civil Rights Act of 1964 as amended (42 U.S.C. Section 2000e, et seq.), or the Texas Commission on Human Rights Act (Texas Labor Code Section 21.001, et seq.) (both of these statutes, in general, prohibit discrimination in employment on the basis of race, religion, national origin or gender);

      o Any claims arising under the Americans with Disabilities Act of 1990, as amended (42 U.S.C. Section 12101, et seq.) (the Americans with Disabilities Act of 1990 prohibits, in general, discrimination in employment on the basis of an employee's or applicant's disability);

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      o     Any claims arising under Texas Labor Code Sections 451.001, et seq.
            for retaliation or discrimination in connection with a claim for workers' compensation benefits;

      o Any claims for breach of contract by Veritas under the Employment Agreement, wrongful discharge or constructive discharge; and

      o Any claims under any other statutes prohibiting discrimination on the basis of age, sex, national origin, citizenship, religion, veteran status, or disability arising prior to the Effective Date.

The release contained in this Section 3 SHALL NOT affect any of the following:

      o Employee's rights or benefits under Veritas' 401(k) retirement savings plan, Veritas' Employee Stock Purchase Plan, or any pension or retirement plan in which Employee is a participant on the Effective Date (Employee's rights and benefits shall be determined by the applicable plan documents);

      o Employee's right to elect continued health and/or dental benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA");

      o Employee's rights to exercise any options to purchase Veritas DGC Inc. common stock in accordance with the terms of the applicable stock option grant;

      o Employee's rights under the Restricted Stock Agreement (as defined in the Employment Agreement) or any subsequent agreement granting Employee restricted stock;

      o Any other benefit to which Employee may be entitled under any other health or benefit plan (in accordance with the applicable plan documents);

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      o     Employee's rights under any workers' compensation statue (except as otherwise specifically provided in this Section 3); under the Jones Act, 46 U.S.C. Appx. Section 688, as amended; general maritime law or similar laws; and any other right Employee may have with respect to personal injury;

      o Employee's rights with respect to any claims for tortious action or inaction of any sort, including but not limited to, negligence, fraud, libel or slander, except as specifically provided in this
            Section 3; or

      o Any rights to indemnity to which Employee, as a former director, officer or employee of Veritas, may be entitled under the Certificate of Incorporation or Bylaws of Employer, any policy of officers' and directors' liability insurance or any contract with Veritas.

      Section 4. Veritas and Employee agree that this Agreement is a binding contract. The purpose of the Agreement is to compromise certain doubtful or disputed claims, avoid litigation, and buy peace with respect to those claims. Employee agrees that although Veritas is making payment to Employee in exchange for a release of claims, Veritas does not admit any wrongdoing of any kind.

      Section 5. Employee agrees to assist Veritas in defending any legal proceedings against Veritas arising out of matters which occurred prior to the Effective Date and Veritas agrees to reimburse Employee for his time and expense or costs he may incur in that regard.

      Section 6. Veritas agrees to release Employee from claims it has against Employee as of the date of this Agreement in connection with his Employment Agreement (other than any claims arising under Sections 3 and 6(a) of such Agreement), or any other claim it may have


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against Employee in connection with his employment by Veritas or his position with Veritas whether as a director, officer, employee or agent.

      Section 7. This Agreement has been delivered to Employee on July 24, 2000. Employee shall have twenty-one (21) calendar days from July 24, 2000 or until the close of business on August 14, 2000 to decide whether to sign the Agreement and be bound by its terms. In the event Employee has not signed and returned this Agreement to Veritas on or before that date, this Agreement shall become null and void. In addition, the parties agree that even after signing this Agreement, Employee shall have the right to revoke or cancel it within seven (7) calendar days after signing it. In the event Employee revokes his acceptance of this Agreement, this Agreement shall become null and void.

      Section 8. Employee acknowledges that he has read this Agreement. He understands that, except for the exceptions enumerated in Section 3 above, this Agreement will have the effect of waiving any contractual claim under his Employment Agreement he may pursue against Veritas. This waiver also includes claims for wrongful discharge, breach of the Employment Agreement, statutory claims (as set forth in Section 3 hereof) for discrimination on the basis of age, race, sex, national origin, citizenship, religion, veteran status, or disability or any other similar claims arising prior to the Effective Date.

      Section 9. Employee acknowledges that he makes this Release knowingly and voluntarily.

      Section 10. This Agreement constitutes the entire understanding between Veritas and Employee with respect to the subject matter hereof.


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      Section 11. This Agreement shall benefit and be binding upon Veritas and its successors and assigns and Employee and his successors and legal representatives. Employee shall not assign or attempt to assign any of his rights under this Agreement.

      Section 12. If a court determines that any provision of this Agreement is invalid, the other provisions shall remain in effect.

      Section 13. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Texas, not including, however, its conflicts of law rules that might otherwise refer to the law of another forum or jurisdiction.

                   THIS AGREEMENT IS SUBJECT TO ARBITRATION IN
                      ACCORDANCE WITH THE FOLLOWING SECTION

      Section 14. Veritas and Employee agree to submit to final and binding arbitration any and all disputes or disagreements concerning the interpretation or application of this Agreement. Any such dispute or disagreement shall be resolved by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "AAA Rules"). Arbitration shall take place in Houston, Texas, unless the parties mutually agree to a different location. Within 30 calendar days of the initiation of arbitration hereunder, each party shall designate an arbitrator. The appointed arbitrators shall then appoint a third arbitrator. Employee and Veritas agree that the decision of the arbitrators shall be final and binding on both parties. Any court having jurisdiction may enter a judgment upon the award rendered by the arbitrators. In the event the arbitration is decided in whole or in part in favor of Employee, Veritas shall reimburse Employee for his reasonable costs and expenses of arbitration, including reasonable attorneys' fees. Regardless of the outcome of


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the arbitration, Veritas shall pay all fees and expenses of the arbitrators and all of Veritas' costs of arbitration.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.


                                             VERITAS:

                                             VERITAS DGC INC.
                                              and subsidiaries


                                             By: _______________________________
                                                 Larry L. Worden
                                                 Vice President & Legal Counsel


                               NOTICE TO EMPLOYEE

BY SIGNING THIS DOCUMENT, YOU MAY BE GIVING UP IMPORTANT LEGAL RIGHTS. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING AND RETURNING THIS DOCUMENT TO VERITAS.

                                             EMPLOYEE:


                                             ___________________________________
                                             Richard C. White


                                             Date:______________________________


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